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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                             ----------------------


                                    FORM 8-K


                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                              --------------------


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 3, 2003


                               INPUT/OUTPUT, INC.
             (Exact Name of Registrant As Specified In Its Charter)


               DELAWARE                                 1-12691                              22-2286646
     (State or Other Jurisdiction                (Commission File No.)                    (I.R.S. Employer
           of Incorporation)                                                             Identification No.)


                             12300 PARC CREST DRIVE
                              STAFFORD, TEXAS 77477
               (Address of Principal Executive Offices) (Zip Code)

                                 (281) 933-3339
              (Registrant's Telephone Number, Including Area Code)


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


ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

         On December 3, 2003, Input/Output, Inc. ("IO") issued a press release pursuant to Rule 135c under the Securities Act of 1933, as amended (the "Securities Act"), announcing its intention to sell, subject to market and other conditions, $50 million aggregate principal amount of its Convertible Senior Notes due 2008 in a private, unregistered offering to "qualified institutional buyers" pursuant to Rule 144A under the Securities Act. IO intends to grant the initial purchaser an option to purchase up to an additional $10 million aggregate principal amount of the notes. The notes will be convertible into shares of IO's common stock, subject to certain conditions.

         The foregoing is qualified by reference to the press release which is attached as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

         The information contained in this Current Report on Form 8-K, including the exhibit hereto, is neither an offer to sell nor a solicitation of an offer to purchase any of the notes to be offered or the shares of common stock of IO issuable upon conversion of the notes and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. The notes to be offered and the shares of common stock of IO issuable upon conversion of the notes have not been registered under the Securities Act or the securities or blue sky laws of any jurisdiction and, unless registered, may not be offered or sold except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable securities laws of any other jurisdiction.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial statements of business acquired

                           Not applicable

         (b)      Pro forma financial information

                           Not applicable

         (c)      Exhibits

                  99.1     Press release of Input/Output Inc. dated December 3,
                           2003.


ITEM 9.  REGULATION FD DISCLOSURE.

A. INTRODUCTION

         As used herein, references to "Input/Output," "I/O," "company," "we," "our," "ours" and "us" refer to Input/Output, Inc. and its consolidated subsidiaries, except where the context otherwise requires or as otherwise indicated.

     Statements in this current report concerning our future results and performance and other matters are "forward-looking" statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These statements involve known and unknown risks, uncertainties, and other factors that may cause our levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among others, those listed under "Risk Factors" herein. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "intend," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," or "continue" or the negative of such terms or other comparable terminology.

     Examples of other forward-looking statements contained herein include statements regarding:

      o    our expected revenues, operating profit and net income;

      o future growth rates and margins for certain of our products and services;

      o    the adequacy of our future liquidity and capital resources;

      o anticipated timing and success of commercialization and capabilities of products and services under development;

      o our plans for facility closures and other future business reorganizations;

      o    charges we expect to take for future reorganization activities;

      o    savings we expect to achieve from our restructuring activities;

      o    future demand for seismic equipment and services;

      o    future seismic industry fundamentals;

      o    future oil and gas commodity prices;

      o    future worldwide economic conditions;

      o our expectations regarding future mix of business and future asset recoveries;

      o    our expectations regarding realization of deferred tax assets;

      o    our beliefs regarding accounting estimates we make;

      o    the result of pending or threatened disputes and other contingencies;

      o    our future acquisitions and levels of capital expenditures; and

      o    our proposed strategic alliances.

     These forward-looking statements reflect our best judgment about future events and trends based on the information currently available to us. Our results of operations can be affected by inaccurate assumptions we make or by risks and uncertainties known or unknown to us. Therefore, we cannot guarantee the accuracy of the forward-looking statements. Actual events and results of operations may vary materially from our current expectations and assumptions.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance, or achievements. We do not assume responsibility for the accuracy and completeness of the forward-looking statements. We do not intend to update any of the forward-looking statements after the date of this current report to conform them to actual results.

B. LIMITATION BY INCORPORATION BY REFERENCE

         In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 9 shall not be deemed to be "filed" for purposes of
Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

C. SUPPLEMENTAL INFORMATION

                                    BUSINESS

COMPANY OVERVIEW

     We are a leading provider of seismic acquisition imaging technology for exploration, production and reservoir monitoring in land and marine as well as shallow water and marsh environments. We offer a full suite of related products and services for seismic data acquisition and processing, including products incorporating traditional analog technologies and products incorporating our proprietary VectorSeis(R), True Digital(TM) technology. Our VectorSeis platform is based on a multi-component digital sensor incorporating a unique micro-electromechanical systems ("MEMS") based accelerometer that we design and manufacture. Compared to traditional seismic technologies, we believe that our VectorSeis platform offers improved seismic data quality and operational efficiency and the potential to substantially improve finding and development economics.

OUR STRENGTHS

     We believe our strengths include the following:

     Leadership Position in Seismic Imaging Technology. We believe that our technology is central to the next generation of seismic data acquisition and processing. Our proprietary technologies include our:

     o VectorSeis digital sensors, which allow full wave data acquisition on land, on the seabed and in-well, and which have been proven effective in over 60 field surveys;

     o Processing services incorporating our proprietary AZIM(TM) technology which, when combined with VectorSeis data, result in advanced seismic imaging; and

     o DigiCourse(R) positioning technology which supports highly accurate and repeatable surveys in marine applications.

     Experienced Management. Our executive management team has extensive industry experience in the seismic technology and services industry. In April 2003, Robert P. Peebler became our chief executive officer after serving as a member of our Board of Directors since 1999. Mr. Peebler has over 30 years in the oil and gas industry, during most of which he has focused on recognizing and commercializing new technology to enhance hydrocarbon exploration and production. To help lead the implementation of our seismic imaging-based strategy, Mr. Peebler has recruited several new senior executives to augment our management team, including Jorge Machnizh, Executive Vice President and Chief Operating Officer, Chris Friedemann, Vice President - Commercial Development, and Jim Hollis, Vice President - Land Imaging Systems.

     Strategic Alliances with Oil Companies. In October 2003, we entered into a memorandum of understanding to form a strategic seismic technology alliance with Apache Corporation, a leading independent oil and gas exploration and production company. This proposed partnership is designed to accelerate the adoption of our VectorSeis and AZIM technologies while solving some of the more complex reservoir problems in Apache's global portfolio. We are pursuing similar strategic alliances with other oil and gas exploration and production companies.

     Improved Operating Efficiencies. We have reduced our headcount by 40% since the beginning of 2002 by closing five facilities, outsourcing a broad range of operations, and combining several business units. Outsourcing in particular has enabled us to reduce our fixed costs and to enhance our manufacturing efficiency. Overall, we believe these changes will enable us to improve our gross margins, increase both our operating and net income and enhance our cash flows.

OUR STRATEGY

     Our goal is to provide the seismic imaging industry with the next generation of sensors and image processing technology that will enable oil and gas companies to cost-effectively find and manage reservoirs throughout the discovery and production life cycle. We intend to do this by building on our current technology platforms through both internal development and selective acquisitions. In addition, we intend to use our advanced technology to drive down the cost of seismic surveys by replacing labor-intensive processes with more efficient systems. Specifically, we intend to:

     Lead the Next Generation of Seismic Imaging Technology. The oil and gas industry has largely realized the benefits of current seismic imaging technology, which provides a basic three-dimensional image of oil and gas reservoirs on land and beneath the seabed. Our VectorSeis sensor captures significantly greater data during the seismic imaging process. We intend to use this advanced technology in combination with our AZIM family of data processing techniques to provide more detailed images of oil and gas reservoirs.

     Provide High-End Seismic Imaging Services. The reservoir discovery and management process has grown increasingly challenging due to more complex structures and greater depths. We intend to provide oil and gas companies with higher value consulting and processing services on a more collaborative basis throughout the entire planning, processing and image interpretation cycle. We purchased AXIS Geophysics, Inc. ("AXIS") in 2002 to provide us with a technology and services platform to realize this strategy. We expect our imaging services division to enjoy rapid, high-margin growth over the next several years, and to provide us with a new source of revenue from oil and gas companies.

     Extend our Seismic Imaging Solutions Across the Full Reservoir Life
Cycle. In the past, seismic imaging has mainly been used to determine whether and where to drill the next well, but has not been used routinely in production operations. By comparing detailed images of the same reservoir at different points in time, oil and gas companies can enhance production from a given reservoir. We intend to aggressively work with oil and gas companies to assist them in using our advanced seismic imaging technology to increase overall production throughout the life of the reservoir.

     Make Selective Acquisitions. We intend to pursue selective acquisitions of products and services that accelerate the adoption of our advanced seismic imaging products and services through complementary technologies. We seek to acquire and integrate technologies and services that will expand our ability to provide next generation imaging services and products directly to oil and gas companies throughout the life of a reservoir. We will continue to identify, evaluate and pursue acquisitions of products, services and organizations that are strategically important to us and our growth strategy, and are currently in discussions with several potential candidates.

     In particular, we are currently in discussions to acquire for cash a seismic technologies business. We are in the process of completing due diligence and have had some discussions regarding the terms and conditions of this potential acquisition. However, we do not have a definitive agreement nor have we agreed on the consideration to be paid, and as a result there can be no assurance that we will be successful in completing this or any other acquisition. We currently expect that, if we are successful, the total purchase price of the acquisition will be more than $25.0 million.

     Expand our Strategic Alliances. We intend to work more closely with oil and gas exploration and production companies. We believe this will enable us to more effectively influence the types of equipment that seismic contractors purchase from us. It will also provide us with the opportunity to directly market our consulting and processing services for use throughout the reservoir life cycle. Working directly with oil and gas companies will also provide us with valuable feedback for our product development efforts. Our proposed alliance with Apache Corporation is the first of the strategic alliances that we are working towards.

                                  RISK FACTORS

WE MAY NOT GAIN RAPID MARKET ACCEPTANCE FOR OUR VECTORSEIS PRODUCTS, WHICH COULD MATERIALLY AND ADVERSELY AFFECT OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     We have spent considerable time and capital developing our VectorSeis products line. Because our VectorSeis products rely on a new digital sensor, our ability to sell our VectorSeis products will depend on acceptance of our digital sensor and technology solutions by geophysical contractors and exploration and production companies. If our customers do not believe that our digital sensor delivers higher quality data with greater operational efficiency, our results of operations and financial condition will be materially and adversely affected.

     System reliability is an important competitive consideration for seismic data acquisition systems. Even though we attempt to assure that our systems are always reliable in the field, the many technical variables related to operations can cause a combination of factors that can and have from time to time caused service issues with our analog products. If our customers believe that our analog products have reliability issues, then those customers may delay acceptance of our new products and reduce demand for our analog products. Our business, our results of operations and our financial condition, therefore, may be materially and adversely affected.

     While we believe that our new VectorSeis System Four(R) land data acquisition system has made significant improvements in both field troubleshooting and reliability compared to our legacy systems, products as complex as this system, however, sometimes contain undetected errors or bugs when first introduced. Despite our testing program, these undetected errors are not discovered until the product is purchased and used by a customer. If our customers deploy our new products and they do not work correctly, our relationship with our customers may be materially and adversely affected. Errors may be found in future releases of our products, and these errors could impair the market acceptance of our products. If our customers do not accept our new products as rapidly as we anticipate, our business, our results of operations and our financial condition may be materially and adversely affected.

THE LOSS OF ANY SIGNIFICANT CUSTOMER COULD MATERIALLY AND ADVERSELY AFFECT OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     We rely on a relatively small number of significant customers. Consequently, our business is exposed to the risks related to customer concentration. In 2002, two of our largest customers, Western-Geco and Laboratory of Regional Geo-Dynamics, were responsible for approximately 21% of our consolidated net sales. For the nine months ended September 30, 2003, BGP, an international seismic contractor and subsidiary of the China National Petroleum Corporation ("BGP"), accounted for approximately 36% of our consolidated net sales. The loss of any of our significant customers or a deterioration in our relations with any of them could materially and adversely affect our results of operations and financial condition.

OUR BUSINESS REORGANIZATION AND FACILITIES CLOSURE PLANS MAY NOT YIELD THE BENEFITS WE EXPECT AND COULD HARM OUR FINANCIAL CONDITION, REPUTATION AND PROSPECTS.

     We have significantly reduced our corporate and operational headcount, closed certain manufacturing facilities and combined certain of our business units. These activities may not yield the benefits we expect, and may raise product costs, delay product production, result in or exacerbate labor disruptions and labor-related legal actions against us, and create inefficiencies in our business. In addition, if the markets for our products do not improve, we will take additional restructuring actions to address these market conditions. Any such additional actions could result in additional restructuring charges.

IF WE FAIL TO IMPLEMENT OUR BUSINESS STRATEGY, OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS COULD BE MATERIALLY AND ADVERSELY AFFECTED.

     Our future financial performance and success are dependent in large part upon our ability to successfully implement our business strategy to introduce new seismic technologies, and to reduce costs through outsourcing manufacturing and certain research and development activities. We cannot assure you that we will be able to successfully implement our business strategy or be able to improve our operating results. In particular, we cannot assure you that we will be able to stimulate sufficient demand for our VectorSeis products, our AZIM processing services or our traditional analog product line, to execute our growth strategy (including acquisitions) or to sufficiently reduce our costs to achieve required efficiencies. Our strategic direction also may give rise to unforeseen costs, which could wholly or partially offset any expense reductions or other financial benefits we attain as a result of the changes to our business.

     We are in the process of evaluating and may, from time to time in the future, evaluate the acquisition of assets or operations that complement our existing businesses. We cannot estimate what impact, if any, our acquisition of these assets or operations may have on our business.

     Furthermore, we cannot assure you that we will be successful in our acquisition efforts or that we will be able to effectively manage expanded or acquired operations. Our ability to achieve our acquisition or expansion objectives and to effectively manage our growth depends on a number of factors, including:

     o our ability to identify appropriate acquisition targets and to negotiate acceptable terms for their acquisition;

     o  our ability to integrate new businesses into our operations; and

     o  the availability of capital on acceptable terms.

     Our business strategy may require additional funding, which may be provided in the form of additional debt, equity financing or a combination thereof. We cannot assure you that we will be able to obtain this financing, and if so, on advantageous terms and conditions.

     Implementation of our business strategy could be affected by a number of factors beyond our control, such as increased competition, general economic conditions or increased operating costs. Any failure to successfully implement our business strategy could materially and adversely affect our financial condition and results of operations. We may, in addition, decide to alter or discontinue certain aspects of our business strategy at any time.

TECHNOLOGIES AND BUSINESSES THAT WE ACQUIRE MAY BE DIFFICULT TO INTEGRATE, DISRUPT OUR BUSINESS, DILUTE STOCKHOLDER VALUE OR DIVERT MANAGEMENT ATTENTION.

     An important aspect of our current business strategy is to seek new technologies, products and businesses to broaden the scope of our existing and planned product lines and technologies. While we intend to focus on acquisitions that complement our technologies and our general business strategy, there can be no assurance that we will be successful in locating such acquisitions or that any completed acquisition will achieve the expected benefit.

     In addition, an acquisition may result in unexpected costs, expenses and liabilities. For example, during 2002, we acquired certain assets of S/N Technologies and, in April 2003, we invested $3.0 million in Energy Virtual Partners. These transactions were not successful and we have since completely written down the costs of the assets we purchased from S/N Technologies and have written down our investment in Energy Virtual Partners to its approximate liquidation value of $1.0 million.

     Our ability to achieve our expansion and acquisition objectives will also depend on the availability of capital on acceptable terms. Our combined businesses resulting from any acquisitions may not be able to generate sufficient operating cash flows in order for us to obtain additional financing or fund our acquisition strategy.

     Acquisitions expose us to:

     o increased costs associated with the acquisition and operation of the new businesses or technologies and the management of geographically dispersed operations;

     o risks associated with the assimilation of new technologies, operations, sites and personnel;

     o  the possible loss of key employees from acquisitions;

     o risks that any technology we acquire may not perform as well as we had anticipated;

     o the diversion of management's attention and other resources from existing business concerns;

     o the potential inability to replicate operating efficiencies in the acquired company's operations;

     o the inability to generate revenues to offset associated acquisition costs;

     o  the requirement to maintain uniform standards, controls, and procedures;

     o the impairment of relationships with employees and customers as a result of any integration of new and inexperienced management personnel; and

     o the risk that acquired technologies do not provide us with the benefits we anticipated.

     The identification of suitable acquisition candidates can be difficult, time-consuming and costly, and we may not be able to successfully complete identified potential acquisitions. Integration of acquired businesses require significant efforts from each entity, including coordinating existing business plans and research and development efforts. Integrating operations may distract management's attention from the day-to-day operation of the combined companies. If we are unable to successfully integrate the operations of acquired businesses, our future results will be negatively impacted.

     Acquisitions may also result in the issuance of dilutive equity securities, the incurrence or assumption of debt and additional expenses associated with the amortization of acquired intangible assets or potential businesses. There is no assurance that past or future acquisitions will generate additional income, cash flows or provide any benefit to our business.

WE HAVE DEVELOPED OUTSOURCING ARRANGEMENTS WITH THIRD PARTIES TO MANUFACTURE SOME OF OUR PRODUCTS. IF THESE THIRD PARTIES FAIL TO DELIVER QUALITY PRODUCTS OR COMPONENTS AT REASONABLE PRICES ON A TIMELY BASIS, WE MAY ALIENATE SOME OF OUR CUSTOMERS AND OUR REVENUES, PROFITABILITY AND CASH FLOW MAY DECLINE.

     As part of our strategic direction, we are increasing our use of contract manufacturers as an alternative to our own manufacture of products. If, in implementing this initiative, we are unable to identify contract manufacturers willing to contract with us on competitive terms and to devote adequate resources to fulfill their obligations to us or if we do not properly manage these relationships, our existing customer relationships may suffer. In addition, by undertaking these activities, we run the risk that the reputation and competitiveness of our products and services may deteriorate as a result of the reduction of our control over quality and delivery schedules. We also may experience supply interruptions, cost escalations and competitive disadvantages if our contract manufacturers fail to develop, implement, or maintain manufacturing methods appropriate for our products and customers.

     If any of these risks are realized, our revenues, profitability and cash flow may decline. In addition, as we come to rely more heavily on contract manufacturers, we may have fewer personnel resources with expertise to manage problems that may arise from these third-party arrangements.

OIL AND GAS COMPANIES AND GEOPHYSICAL CONTRACTORS WILL REDUCE DEMAND FOR OUR PRODUCTS AND SERVICES IF THE LEVEL OF EXPLORATION EXPENDITURES CONTINUES TO REMAIN RELATIVELY LOW.

     Historically, demand for our products has been sensitive to the level of exploration spending by oil and gas companies and geophysical contractors. Exploration expenditures have tended in the past to follow trends in the price of oil and gas, which have fluctuated widely in recent years in response to relatively minor changes in supply and demand for oil and gas, market uncertainty and a variety of other factors beyond our control. Prolonged reductions in oil and gas prices will generally depress the level of exploration activity and correspondingly depress demand for our products and services. A prolonged downturn in market demand for our products or services will have a material adverse effect on our results of operations and financial condition. Additionally, we cannot assure you that increases in oil and gas prices will increase demand for our products and services or otherwise have a positive effect on our results of operations or financial condition.

     Factors affecting the prices of oil and gas include:

     o  level of demand for oil and gas;

     o worldwide political, military and economic conditions, including the ability of the Organization of Petroleum Exporting Countries (OPEC) to set and maintain production levels and prices for oil

     o  level of oil and gas production;

     o government policies regarding the exploration for, and production and development of, oil and gas reserves in their jurisdictions; and

     o  global weather conditions.

     The markets for oil and gas historically have been volatile and are likely to continue to be so in the future.

OUR OUTSOURCING RELATIONSHIPS MAY REQUIRE US TO PURCHASE INVENTORY WHEN DEMAND FOR PRODUCTS PRODUCED BY THIRD-PARTY MANUFACTURERS IS LOW.

     Under many of our outsourcing arrangements, our manufacturing partners purchase agreed-upon inventory levels to meet our forecasted demand. Since we typically operate without a significant backlog of orders for our products, our manufacturing plans and inventory levels are principally based on sales forecasts. If demand proves to be less than we originally forecasted, our manufacturing partners have the right to require us to purchase any excess or obsolete inventory. Should we be required to purchase inventory pursuant to these provisions, we may be required to expend large sums of cash for inventory that we may never utilize. These purchases could materially and adversely effect our results of operations and financial condition.

WE HAVE A HISTORY OF OPERATING LOSSES AND WE MAY HAVE LOSSES IN THE FUTURE.

     As of and for the nine months ended September 30, 2003, we had:

     o  an accumulated deficit of approximately $160.3 million; and

     o incurred operating losses of $22.0 million and a net loss of $23.8 million.

     We also had operating losses and net losses for the year ended
December 31, 2002, the seven months ended December 31, 2000 and the year ended May 31, 2000. While we intend to increase revenues, operating income and net income through acquisitions and internal growth, there can be no assurance we will be successful and our business and financial condition could be materially and adversely affected.

WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH TO SERVICE OUR DEBT AND TO FUND OUR OPERATIONS, PLANNED CAPITAL EXPENDITURES AND FUTURE ACQUISITIONS. WE MAY HAVE DIFFICULTY RAISING NEEDED CAPITAL IN THE FUTURE.

     We expect to make approximately $1.6 million in additional capital expenditures over the remainder of 2003. We presently estimate that our capital expenditures for 2004 will be approximately $5.8 million and that we will need approximately $23.5 million to meet our contractual obligations in 2004. Moreover, we have expended and will continue to expend substantial funds to complete the research, development and testing of our products and services. We will require additional funds for these purposes, to establish additional manufacturing arrangements and to provide for the marketing of our products and services.

     We have typically financed operations from internally generated cash and funds from equity financings. Our cash and cash equivalents, however, decreased $48.0 million, or 62%, from December 31, 2002 to September 30, 2003, primarily due to net cash used in operating activities of $24.3 million, the pay down of $15.0 million of indebtedness under our unsecured promissory note payable to SCF-IV, L.P. (the "SCF Note") in May 2003 and other scheduled debt repayments of $2.2 million. The net cash used in operating activities was mainly due to an increase in accounts receivables, an increase in our inventory and a decrease in our accounts payable and accrued expenses. The increase in our accounts receivable was primarily due to a continued shift in our sales to foreign customers, which historically have been slower to pay. Our cash and cash equivalents also decreased approximately 24% from December 31, 2001 to December 31, 2002.

     There is increasing risk that our collections cycle will further lengthen as we anticipate a larger percentage of our sales will be to foreign customers, particularly in China and the Commonwealth of Independent States ("CIS"). Moreover, under many of our outsourcing arrangements, our manufacturing partners first utilize our on-hand inventory, then directly purchase inventory at agreed-upon levels to meet our forecasted demand. If demand proves to be less than we originally forecasted, our manufacturing partners have the right to require us to purchase any excess or obsolete inventory that our partners purchased on our behalf. Should we be required to purchase inventory pursuant to these provisions, we may be required to expend large sums of cash for inventory that we may never utilize.

     We cannot assure you that our sources of cash will be sufficient to meet our anticipated future capital requirements. Additionally, financing may not be available on acceptable terms, if at all. If adequate funds are unavailable from operations or additional sources of financing, we might be forced to reduce or delay acquisitions or capital expenditures, sell assets, reduce operating expenses, refinance all or a portion of our debt, or delay or reduce important efforts, such as marketing programs and research or development programs.

     In addition, we may seek to raise any necessary additional funds through equity or debt financings, convertible debt financing, alliance arrangements with corporate partners or other sources, which may be dilutive to existing stockholders and may cause the price of our common stock to decline.

WE DERIVE A SUBSTANTIAL AMOUNT OF OUR REVENUES FROM FOREIGN SALES, WHICH POSE ADDITIONAL RISKS.

     Sales to customers outside of North America accounted for approximately
79% of our consolidated net sales for the nine months ended September 30, 2003, and we believe that export sales will remain a significant percentage of our revenue. United States export restrictions affect the types and specifications of products we can export. Additionally, to complete certain sales, United States laws may require us to obtain export licenses, and we cannot assure you that we will not experience difficulty in obtaining these licenses. Operations and sales in countries other than the United States are subject to various risks peculiar to each country. With respect to any particular country, these risks may include:

     o  expropriation and nationalization;

     o  political and economic instability;

     o  armed conflict and civil disturbance;

     o  currency fluctuations, devaluations and conversion restrictions;

     o  confiscatory taxation or other adverse tax policies;

     o  tariff regulations and import/export restrictions;

     o governmental activities that limit or disrupt markets, or restrict payments or the movement of funds; and

     o governmental activities that may result in the deprivation of contractual rights.

     There is increasing risk that our collections cycle will further lengthen as we anticipate a larger percentage of our sales will be to foreign customers, particularly in China and the CIS.

     The majority of our foreign sales are denominated in United States dollars. An increase in the value of the dollar relative to other currencies will make our products more expensive, and therefore less competitive, in foreign markets.

     In addition, we are subject to taxation in many jurisdictions and the final determination of our tax liabilities involves the interpretation of the statutes and requirements of taxing authorities worldwide. Our tax returns are subject to routine examination by taxing authorities, and these examinations may result in assessments of additional taxes, penalties and/or interest.

THE RAPID PACE OF TECHNOLOGICAL CHANGE IN THE SEISMIC INDUSTRY REQUIRES US TO MAKE SUBSTANTIAL RESEARCH AND DEVELOPMENT EXPENDITURES AND COULD MAKE OUR PRODUCTS OBSOLETE.

     The markets for our products are characterized by rapidly changing technology and frequent product introductions. We must invest substantial capital to maintain a leading edge in technology, with no assurance that we will receive an adequate rate of return on such investments. If we are unable to develop and produce successfully and timely new and enhanced products, we will be unable to compete in the future and our business, our results of operations and financial condition will be materially and adversely affected.

COMPETITION FROM SELLERS OF SEISMIC DATA ACQUISITION SYSTEMS AND EQUIPMENT IS INTENSIFYING AND COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     Our industry is highly competitive. Our competitors have been consolidating into better-financed companies with broader product lines. Certain of our competitors are affiliated with seismic contractors, which forecloses a portion of the market to us. Some of our competitors have greater name recognition, more extensive engineering, manufacturing and marketing capabilities, and greater financial, technical and personnel resources than those available to us. Our ability to compete effectively in the manufacture and sale of seismic instruments and data acquisition systems depends principally upon continued technological innovation, as well as our reputation for quality, our ability to deliver on schedule and price.

     Our competitors have expanded or improved their product lines, which has adversely affected our results of operations. One competitor has introduced a lightweight land seismic system that we believe has made our current land system more difficult to sell at acceptable margins. In addition, another competitor introduced a marine solid streamer product that competes with our oil-filled towed streamer product. Streamers are towed behind marine vessels to acquire seismic data in marine environments and can either be solid or oil-filled. Our net sales of marine streamers have been, and will continue to be, adversely affected by customer preferences for solid products. In May 2003, we decided to cancel our internal project to develop a solid streamer product.

FURTHER CONSOLIDATION AMONG OUR SIGNIFICANT CUSTOMERS COULD MATERIALLY AND ADVERSELY AFFECT US.

     Historically, a relatively small number of customers has accounted for the majority of our net sales in any period. In recent years, our customers have been rapidly consolidating, shrinking the demand for our products. The loss of any of our significant customers to further consolidation could materially and adversely affect our results of operations and financial condition.

LARGE FLUCTUATIONS IN OUR SALES AND GROSS MARGINS CAN RESULT IN OPERATING
LOSSES.

     As our products are technologically complex, we experience a very long sales cycle. In addition, the revenues from any particular sale can vary greatly from our expectations due to changes in customer requirements. These factors create substantial fluctuations in our net sales from period to period. Variability in our gross margins compound the uncertainty associated with our sales cycle. Our gross margins are affected by the following factors:

     o  pricing pressures from our customers and competitors;

     o  product mix sold in a period;

     o  inventory obsolescence;

     o  unpredictability of warranty costs;

     o  changes in sales and distribution channels;

     o  availability and pricing of raw materials and purchased components; and

     o  absorption of manufacturing costs through volume production.

     We must establish our expenditure levels for product development, sales and marketing and other operating expenses based, in large part, on our forecasted net sales and gross margins. As a result, if net sales or gross margins fall below our forecasted expectations, our operating results and financial condition are likely to be adversely affected because not all of our expenses vary with our revenues.

WRITE-OFFS RELATED TO THE IMPAIRMENT OF LONG-LIVED ASSETS AND OTHER NON-CASH CHARGES MAY ADVERSELY IMPACT OR DELAY OUR PROFITABILITY.

     We may incur significant non-cash charges related to impairment write-downs of our long-lived assets, including goodwill and other intangible assets. In accordance with Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets, we recorded an impairment charge of $15.1 million in 2002 relating to our analog land products reporting unit. Also, in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," we recorded an impairment charge relating to other long-lived assets of $6.9 million in the third quarter of 2002 (relating to the impairment of our Alvin, Texas manufacturing facility, the leasehold improvements in our Norwich, U.K. geophone stringing facility and certain related manufacturing equipment at both facilities) and $1.1 million for the first nine months of 2003 (relating to the cancellation of our solid streamer project within our Marine segment in the first quarter of 2003).

     We will continue to incur non-cash charges related to amortization of other intangible assets. We are required to perform periodic impairment reviews of our goodwill at least annually. To the extent these reviews conclude that the implied fair value of our goodwill exceeds its carrying value, we will be required to record an impairment charge to write down our goodwill to its implied fair value. Also, we periodically evaluate the net realizable values of our other long-lived assets. To the extent these reviews conclude that the expected future cash flows generated from our business activities are not sufficient to recover the cost of our other long-lived assets, we will be required to measure and record an impairment charge to write down these assets to their net realizable values. We will conduct our annual goodwill assessment in the fourth quarter. We cannot assure you that upon completion of this and subsequent reviews, a material impairment charge will not be recorded. If this and future periodic reviews determine that our assets are impaired and a write down is required, it will adversely impact or delay our profitability.

WE MAY BE UNABLE TO OBTAIN BROAD INTELLECTUAL PROPERTY PROTECTION FOR OUR CURRENT AND FUTURE PRODUCTS AND WE MAY BECOME INVOLVED IN INTELLECTUAL PROPERTY DISPUTES.

     We rely on a combination of patent, copyright and trademark laws, trade secrets, confidentiality procedures and contractual provisions to protect our proprietary technologies. We believe that the technological and creative skill of our employees, new product developments, frequent product enhancements, name recognition and reliable product maintenance are the foundations of our competitive advantage. Although we have a considerable portfolio of patents, copyrights and trademarks, these property rights offer us only limited protection. Our competitors may attempt to copy aspects of our products despite our efforts to protect our proprietary rights, or may design around the proprietary features of our products. Policing unauthorized use of our proprietary rights is difficult, and we are unable to determine the extent to which such use occurs. Our difficulties are compounded in certain foreign countries where the laws do not offer as much protection for proprietary rights as the laws of the United States.

     Third parties inquire and claim from time to time that we have infringed upon their intellectual property rights. Any such claims, with or without merit, could be time consuming, result in costly litigation, result in injunctions, require product modifications, cause product shipment delays or require us to enter into royalty or licensing arrangements. Such claims could have a material adverse affect on our results of operations and financial condition.

SIGNIFICANT PAYMENT DEFAULTS UNDER EXTENDED FINANCING ARRANGEMENTS COULD ADVERSELY AFFECT US.

     We often sell to customers on payment terms other than cash on delivery. We allow many of our customers to finance substantial purchases of our products through the issuance to us of promissory notes. The terms of these promissory notes initially range from eight months to five years. As of September 30, 2003 we had accounts receivable of approximately $29.9 million and notes receivable of approximately $17.6 million. Significant payment defaults by customers could have a material adverse effect on our results of operations and financial condition.

OUR OPERATIONS, AND THE OPERATIONS OF OUR CUSTOMERS, ARE SUBJECT TO NUMEROUS GOVERNMENT REGULATIONS, WHICH COULD ADVERSELY LIMIT OUR OPERATING FLEXIBILITY.

     Our operations are subject to laws, regulations, government policies and product certification requirements worldwide. Changes in such laws, regulations, policies or requirements could affect the demand for our products or result in the need to modify products, which may involve substantial costs or delays in sales and could have an adverse effect on our future operating results. Our export activities are also subject to extensive and evolving trade regulations. Certain countries are subject to restrictions, sanctions and embargoes imposed by the United States government. These restrictions, sanctions and embargoes also prohibit or limit us from participating in certain business activities in those countries. Our operations are subject to numerous local, state and federal laws and regulations in the United States and in foreign jurisdictions concerning the containment and disposal of hazardous materials, the remediation of contaminated properties and the protection of the environment. These laws have been changed frequently in the past, and there can be no assurance that future changes will not have a material adverse effect on us. In addition, our customer's operations are also significantly impacted by laws and regulations concerning the protection of the environment and endangered species. Consequently, changes in governmental regulations applicable to our customers may reduce demand for our products. For instance, regulations regarding the protection of marine mammals in the Gulf of Mexico may reduce demand for our airguns and other marine products. To the extent that our customer's operations are disrupted by future laws and regulations, our business and results of operations may be materially and adversely affected.

DISRUPTION IN VENDOR SUPPLIES WILL ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

     Our manufacturing processes require a high volume of quality components. Certain components used by us are currently provided by only one supplier. We may, from time to time, experience supply or quality control problems with suppliers, and these problems could significantly affect our ability to meet production and sales commitments. Reliance on certain suppliers, as well as industry supply conditions, generally involve several risks, including the possibility of a shortage or a lack of availability of key components and increases in component costs and reduced control over delivery schedules; any of these could adversely affect our future results of operations.

OUR STOCK PRICE MAY FLUCTUATE, AND AN INVESTMENT IN OUR STOCK COULD DECLINE IN VALUE.

     The average daily trading volume of our common stock for the twelve months ended November 30, 2003, was approximately 124,590 shares. The trading volume of our stock may contribute to its volatility, and an active trading market in our stock might not continue. In connection with our repurchase of all the outstanding shares of our Series B and Series C Preferred Stock from SCF-IV, L.P. ("SCF") in 2002, we granted SCF warrants to purchase 2,673,517 shares of our common stock at $8.00 per share through August 5, 2005. The exercise price under the warrants is subject to downward adjustment, and the number of shares issuable upon the exercise of the warrants is subject to upward adjustment, in the event that we issue common stock or securities convertible into our common stock for a purchase price or conversion price of less than the then-current market value of the common stock or the exercise price under the warrant.

     If substantial amounts of our common stock were to be sold in the public market, the market price of our common stock could fall. Some of the other factors that can affect our stock price are:

     o  future demand for seismic equipment and services;

     o the announcement of new products, services or technological innovations by us or our competitors;

     o  the adequacy of our liquidity and capital resources;

     o  consolidation among our significant customers;

     o  continued variability in our revenues or earnings;

     o changes in quarterly revenue or earnings estimates for us made by the investment community; and

     o speculation in the press or investment community about our strategic position, financial condition, results of operations, business or significant transactions.

     The market price of our common stock may also fluctuate significantly in response to factors which are beyond our control. The stock market in general has recently experienced extreme price and volume fluctuations. In addition, the market prices of securities of technology companies have also been extremely volatile, and have experienced fluctuations that often have been unrelated or disproportionate to the operating performance of these companies. These broad market fluctuations could result in extreme fluctuations in the price of our common stock, which could cause a decline in the value of our investors' stock.

OUR CERTIFICATE OF INCORPORATION, OUR BYLAWS, DELAWARE LAW AND OUR STOCKHOLDER RIGHTS PLAN CONTAIN PROVISIONS THAT COULD DISCOURAGE ANOTHER COMPANY FROM ACQUIRING US.

     Provisions of Delaware law, our certificate of incorporation, bylaws and stockholder rights plan may discourage, delay or prevent a merger or acquisition that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for shares of our common stock. These provisions include:

     o authorizing the issuance of "blank check" preferred stock without any need for action by stockholders;

     o providing for a dividend on our common stock, commonly referred to as a "poison pill", which can be triggered after a person or group acquires, obtains the right to acquire, or commences a tender or exchange offer to acquire, 20% or more of our outstanding common stock;

     o  providing for a classified board of directors with staggered terms;

     o requiring supermajority stockholder voting to effect certain amendments to our certificate of incorporation and by-laws;

     o eliminating the ability of stockholders to call special meetings of stockholders;

     o  prohibiting stockholder action by written consent; and

     o establishing advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted on by stockholders at stockholder meetings.

THE LOSS OF CERTAIN MEMBERS OF OUR SENIOR MANAGEMENT TEAM (MANY OF WHOM HAVE ONLY RECENTLY JOINED OUR COMPANY) COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     Our success depends, in part, on the efforts of our senior management and other key employees. These individuals possess sales, marketing, technical, engineering, manufacturing and processing skills that are critical to executing our business strategy. If we lose or suffer an extended interruption in the services of one or more of our senior officers, our financial condition and results of operations may be adversely affected. Moreover, the market for qualified individuals may be highly competitive, and we may not be able to attract and retain qualified personnel to replace or succeed members of our senior management or other key employees, should the need arise.

     While many members of our current senior management team have significant experience working at various large corporations, with some of them working together at those corporations, our senior management has had limited experience working together at our company and implementing our current business strategy.

OUR SIGNIFICANT DEBT OBLIGATIONS COULD LIMIT OUR FLEXIBILITY IN MANAGING OUR BUSINESS AND EXPOSE US TO CERTAIN RISKS.

     Our ability to make scheduled payments of principal or interest on, or to refinance, our indebtedness depends on our future business performance, which is subject to many economic, financial, competitive and other factors beyond our control. We do not have a working capital or other senior credit facility in place to finance our working capital needs. Our degree of leverage may have important consequences to you, including the following:

     o we may have difficulty satisfying our obligations under our indebtedness and, if we fail to comply with these requirements, an event of default could result;

     o we may be required to dedicate a substantial portion of our cash flow from operations to required payments on indebtedness, thereby reducing the availability of cash flow for working capital, capital expenditures and other general corporate activities;

     o covenants relating to future debt may limit our ability to obtain additional financing for working capital, capital expenditures and other general corporate activities;

     o covenants relating to future debt may limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

     o we may be more vulnerable to the impact of economic downturns and adverse developments in our business; and

     o we may be placed at a competitive disadvantage against any less leveraged competitors.

     The occurrence of any one of these events could have a material adverse effect on our business, financial condition, results of operations, prospects and ability to satisfy our financial obligations.

WE MAY NOT BE ABLE TO GENERATE SUFFICIENT CASH FLOWS TO MEET OUR OPERATIONAL, GROWTH AND DEBT SERVICE NEEDS.

     Our cash and cash equivalents have declined from $77.1 million at December 31, 2002 to $29.1 million at September 30, 2003, a decrease of $48.0 million, or 62%. Our ability to fund our operations, grow our business and to make scheduled payments on our indebtedness and our other obligations will depend on our financial and operating performance, which in turn will be affected by general economic conditions in the energy industry and by many financial, competitive, regulatory and other factors beyond our control. We cannot assure you that our business will generate sufficient cash flow from operations or that future sources of capital will be available to us in an amount sufficient to enable us to service our indebtedness or to fund our other liquidity needs.

     If we are unable to generate sufficient cash flows to fund our operations, grow our business and satisfy our debt obligations, we may have to undertake additional or alternative financing plans, such as refinancing or restructuring our debt, selling assets, reducing or delaying capital investments or seeking to raise additional capital. We cannot assure you that any refinancing would be possible, that any assets could be sold, or, if sold, of the timing of the sales and the amount of proceeds that may be realized from those sales, or that additional financing could be obtained on acceptable terms, if at all. Our inability to generate sufficient cash flows to satisfy debt obligations, or to refinance our indebtedness on commercially reasonable terms, would materially and adversely affect our financial condition and results of operations and our ability to satisfy our financial obligations.

                         FUTURE CONTRACTUAL OBLIGATIONS

     The following table sets forth estimates of future payments for 2003 through 2008, and thereafter, of our consolidated contractual obligations as of September 30, 2003 (in thousands):

                                                                          Payments Due by Period
                                             --------------------------------------------------------------------------------
                                                                                                                    2008 and
Contractual Obligations                       Total       2003        2004        2005        2006        2007     Thereafter
-----------------------                      -------     -------     -------     -------     -------     -------   ----------
Notes Payable and Lease Obligations ....     $38,232     $ 1,029     $18,696     $ 1,840     $ 1,473     $ 1,610   $   13,584
Operating Leases .......................       5,790         770       2,375         784         542         391          928
Product Warranty .......................       3,195         799       2,396                      --          --           --
Warrant Obligation .....................       1,212       1,212          --          --          --          --           --
                                             -------     -------     -------     -------     -------     -------   ----------
Total ..................................     $48,429     $ 3,810     $23,467     $ 2,624     $ 2,015     $ 2,001   $   14,512
                                             =======     =======     =======     =======     =======     =======   ==========

     The notes payable and lease obligations at September 30, 2003 consist of $16.0 million of outstanding indebtedness under the SCF Note, $1.7 million in unsecured promissory notes related to our acquisition of AXIS in 2002 and $1.5 million of insurance costs we financed through short-term notes payable. The remaining amount of these obligations (approximately $19.1 million) relates to lease arrangements involving our corporate headquarters and MEMS facility in Stafford, Texas.

     The operating lease commitments at September 30, 2003 relate to our lease of certain equipment, offices, and warehouse space under non-cancelable operating leases.

     The liability for product warranties at September 30, 2003 relates to our estimated future expenditures associated with our manufactured product warranties. Our warranty periods typically range from 90 days to three years from the date of original purchase, depending on the product. We record an accrual for product warranties and other contingencies when estimated future expenditures associated with such contingencies become probable and the amounts can be reasonably estimated.

     The warrant obligation at September 30, 2003 represents the fair value of a warrant which was issued by us in connection with our August 2002 repurchase of Series B and Series C Preferred Stock. If we are acquired in a business combination pursuant to which our stockholders receive less than 60% of the aggregate consideration in the form of publicly traded common equity, then the holder of the warrant has the option to require us to acquire the warrant at its fair value as determined by the Black-Scholes valuation model as further refined by the terms of the warrant agreement. Because we may be required to repurchase the warrant in these limited circumstances, the warrant is classified as a current liability on our balance sheet and we record any change in value as a credit or charge to our consolidated statement of operations.

     Under many of our outsourcing arrangements, our manufacturing partners first utilize our on-hand inventory, then directly purchase inventory at agreed-upon levels to meet our forecasted demand. If demand proves to be less than we originally forecasted, our manufacturing partners have the right to require us to purchase any excess or obsolete inventory that our partners purchased on our behalf. Should we be required to purchase inventory pursuant to these provisions, we may be required to expend large sums of cash for inventory that we may never utilize. Such purchases could materially and adversely effect our financial position and our results of operations. Historically, we have not been required to purchase any excess or obsolete inventory under our outsourcing arrangements. However, as our outsourcing activity increases, the risk that we might be required to purchase excess or obsolete inventory will increase.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                         INPUT/OUTPUT, INC.
                                         (Registrant)



                                                  /s/ [Brad Eastman]
                                         ---------------------------------------
                                                      [Brad Eastman]
                                           Vice President, Chief Administrative
                                                   Officer and Secretary



Date: December 4, 2003

                                  EXHIBIT INDEX


EXHIBIT NO.        DESCRIPTION

99.1               Press release of Input/Output, Inc. dated December 3, 2003.